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                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus, "Other Information" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 8, 1999 in this Registration Statement (Form N-1A No. 33-18505) of SG Cowen Funds, Inc. (comprising of SG Cowen Opportunity Fund, SG Cowen Intermediate Fixed Income Fund and SG Cowen Government Securities Fund).



                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

New York, New York
January 27, 1999